Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2017 Results

KANSAS CITY, Mo. - February 6, 2018 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2017 fourth quarter and full year that ended December 30, 2017.

Bookings in the fourth quarter of 2017 were $2.329 billion, which is an all-time high and an increase of 62 percent compared to $1.437 billion in the fourth quarter of 2016. Full-year 2017 bookings were also a record at $6.325 billion, up 16 percent compared to 2016 bookings of $5.446 billion.

Fourth quarter revenue was $1.314 billion, an increase of 4 percent compared to $1.258 billion in the fourth quarter of 2016 and in the Company’s guidance range. Full-year 2017 revenue was $5.142 billion, up 7 percent compared to 2016 revenue of $4.796 billion.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2017 net earnings were $336.7 million and diluted earnings per share were $1.00. Fourth quarter 2016 GAAP net earnings were $149.7 million and diluted earnings per share were $0.44. For the full year, 2017 GAAP net earnings were $867.0 million and diluted earnings per share were $2.57. Full year 2016 GAAP net earnings were $636.5 million and diluted earnings per share were $1.85.

Adjusted Net Earnings for fourth quarter 2017 were $195.7 million, compared to $206.2 million of Adjusted Net Earnings in the fourth quarter of 2016. Adjusted Diluted Earnings Per Share (EPS) were $0.58 in the fourth quarter of 2017, down from $0.61 of Adjusted Diluted EPS in the year-ago quarter. Analysts’ consensus estimate for fourth quarter 2017 Adjusted Diluted EPS was $0.61. For the full year 2017, Adjusted Net Earnings were $804.9 million and Adjusted Diluted EPS was $2.38, compared to full year 2016 Adjusted Net Earnings of $790.4 million and Adjusted Diluted EPS of $2.30.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results,” where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other Highlights:

▪	Fourth quarter operating cash flow of $348.9 million and full-year of $1.308 billion.

▪
Fourth quarter Free Cash Flow of $185.1 million. For the full year, Free Cash Flow was $671.4 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled “Reconciliation of GAAP Results to Non-GAAP Results.”

▪	Fourth quarter days sales outstanding of 72 days, up from 69 days in the year-ago period.

▪	Total backlog of $17.55 billion, up 10 percent over the year-ago quarter.

“We finished the year on a mostly positive note, with record bookings and all other key metrics except for earnings in line with our expectations,” said Zane Burke, President. “Our bookings were at record levels across several key areas, including population health, Cerner ITWorksSM, and revenue cycle, and also included strong contributions from outside of the U.S. We believe the strong bookings in the fourth quarter combined with our robust pipeline and strong competitive position sets us up for solid growth in 2018 and beyond.”

Future Period Guidance

Cerner currently expects:

▪	First quarter 2018 revenue between $1.315 billion and $1.365 billion.

▪	Full year 2018 revenue between $5.450 billion and $5.650 billion.

▪	First quarter 2018 Adjusted Diluted Earnings Per Share between $0.57 and $0.59.

▪	Full year 2018 Adjusted Diluted Earnings Per Share between $2.57 and $2.73.

▪	First quarter 2018 new business bookings between $1.250 billion and $1.450 billion.

Tax Reform

Our results for the 2017 fourth quarter and full year that ended December 30, 2017, include our current estimates of the impact of certain U.S. tax reform enacted in December 2017. Relevant accounting guidance provides that the impact of such U.S. tax reform may be provisionally recorded, and adjusted during a measurement period of up to one year. The impacts of U.S. tax reform on our income tax balances are complex and wide-reaching, and the enactment date of such U.S. tax reform fell in close proximity to our 2017 fiscal year-end. Accordingly, the adjustments we have made to our deferred and current tax balances are provisional, and it is reasonably possible that our estimates regarding the impact of U.S. tax reform on our current and deferred tax balances might materially change in the near-term due to, among other things, additional regulatory guidance that may be issued, changes to assumptions and interpretations that we have made, and actions we may take as a result of U.S. tax reform.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on February 6, 2018. On the call, Cerner will discuss its fourth quarter 2017 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, February 6, 2018 through 11:59 p.m. CT, February 9, 2018. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 9296298.

An audio webcast will be available live and archived on Cerner’s website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner’s health information technologies connect people, information and systems at more than 27,000 provider facilities worldwide. Recognized for innovation, Cerner® solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “expectations”, “guidance”, “position”, “believe”, “plan”, “opportunity”, “forecasted”, “estimate”, “would”, “should”, “could”, “target”, “outlook”, “anticipate” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities that could expose us to significant costs and reputational harm; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software, solutions or services; material adverse resolution of legal proceedings; risks associated with our global operations, including without limitation greater difficulty in collecting accounts receivable; risks associated with fluctuations in foreign currency exchange rates; changes in tax laws, regulations or guidance that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; changes in interpretations and assumptions we have made with respect to the anticipated effects of the recently enacted U.S. tax legislation commonly referred to as the Tax Cuts and Jobs Act of 2017; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with the unexpected loss or recruitment and retention of key personnel or the failure to successfully develop and execute succession planning to assure transitions of key associates and their knowledge, relationships and expertise; risks related to our dependence on strategic relationships and third party suppliers; risks inherent with business acquisitions and combinations and the integration thereof into our business; risks associated with volatility and disruption resulting from global economic or market conditions; significant competition and our ability to quickly respond to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion; managing growth in the new markets in which we offer solutions, health care devices or services; long sales cycles for our solutions and services; risks inherent in contracting with government clients, including without limitation, complying with strict compliance and disclosure obligations, navigating complex procurement rules and processes and defending against bid protests; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements; the potential for losses resulting from asset impairment charges; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; and our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 30, 2017 and December 31, 2016
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2017	2016	2017	2016

Revenues
System sales	$363,487	$352,252	$1,355,172	$1,265,962
Support, maintenance and services	922,154	880,492	3,685,637	3,441,966
Reimbursed travel	28,144	25,075	101,463	88,545
Total revenues	1,313,785	1,257,819	5,142,272	4,796,473

Margin
System sales	238,050	236,522	906,851	853,896
Support, maintenance and services	846,604	806,300	3,381,330	3,163,461
Total margin	1,084,654	1,042,822	4,288,181	4,017,357

Operating expenses
Sales and client service	588,613	537,163	2,276,821	2,071,926
Software development	162,476	145,967	605,046	551,418
General and administrative	92,064	125,222	355,267	392,454
Amortization of acquisition-related intangibles	22,450	22,442	90,576	90,546
Total operating expenses	865,603	830,794	3,327,710	3,106,344

Operating earnings	219,051	212,028	960,471	911,013

Other income, net	2,604	3,687	6,658	7,421

Earnings before income taxes	221,655	215,715	967,129	918,434
Income tax benefit (expense)	115,003	(66,024)	(100,151)	(281,950)
Net earnings	$336,658	$149,691	$866,978	$636,484

Basic earnings per share	$1.02	$0.45	$2.62	$1.88

Basic weighted average shares outstanding	331,418	334,931	331,373	337,740

Diluted earnings per share	$1.00	$0.44	$2.57	$1.85

Diluted weighted average shares outstanding	338,039	339,890	337,999	343,653

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and twelve months ended December 30, 2017 and December 31, 2016
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended		Years Ended
	2017	2016	2017	2016

Operating earnings (GAAP)	$219,051	$212,028	$960,471	$911,013

Share-based compensation expense	25,601	19,459	88,969	80,591
Health Services acquisition-related amortization	20,706	20,597	83,285	80,647
Acquisition-related deferred revenue adjustment	3,972	4,662	16,885	20,470
Other acquisition-related adjustments	—	665	72	4,338
Voluntary separation plan expense	—	36,080	—	36,080

Adjusted Operating Earnings (non-GAAP)	$269,330	$293,491	$1,149,682	$1,133,139

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Years Ended
	2017	2016	2017	2016

Net earnings (GAAP)	$336,658	$149,691	$866,978	$636,484

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	25,601	19,459	88,969	80,591
Health Services acquisition-related amortization	20,706	20,597	83,285	80,647
Acquisition-related deferred revenue adjustment	3,972	4,662	16,885	20,470
Other acquisition-related adjustments	—	665	72	4,338
Voluntary separation plan expense	—	36,080	—	36,080

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(13,700)	(24,933)	(53,795)	(68,166)
Share-based compensation permanent tax items	(42,590)	—	(62,501)	—
Impact of U.S. tax reform enacted in December 2017	(134,943)	—	(134,943)	—

Adjusted Net Earnings (non-GAAP)	$195,704	$206,221	$804,950	$790,444

Diluted weighted average shares outstanding	338,039	339,890	337,999	343,653

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.58	$0.61	$2.38	$2.30

FREE CASH FLOW

(In thousands)	Three Months Ended		Years Ended
	2017	2016	2017	2016

Cash flows from operating activities (GAAP)	$348,910	$337,939	$1,307,675	$1,245,637
Capital purchases	(99,711)	(131,566)	(362,083)	(459,427)
Capitalized software development costs	(64,115)	(64,893)	(274,148)	(293,696)
Free Cash Flow (non-GAAP)	$185,084	$141,480	$671,444	$492,514

Cash flows from investing activities (GAAP)	$(412,162)	$(94,179)	$(1,005,851)	$(789,774)

Cash flows from financing activities (GAAP)	$(138,623)	$(496,892)	$(110,984)	$(676,677)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, and (v) voluntary separation plan expense.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, (v) voluntary separation plan expense, (vi) the income tax effect of the aforementioned items, (vii) share-based compensation permanent tax items, and (viii) impact of U.S. tax reform enacted in December 2017.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2017	2016	2017	2016

Sales and client service	$13,150	$9,944	$48,063	$40,879
Software development	5,494	4,188	19,196	16,815
General and administrative	6,957	5,327	21,710	22,897
Total share-based compensation expense	$25,601	$19,459	$88,969	$80,591

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other acquisition-related adjustments - Consists of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. We exclude other acquisition-related adjustments as they are non-recurring charges, and we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Voluntary separation plan expense - Consists of expense associated with our voluntary separation plans available to certain associates for specific time periods in 2016. We exclude voluntary separation plan expense as we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period adjusted for: (i) impact of U.S. tax reform enacted in December 2017, as defined below, and (ii) $40,458 thousand of net excess tax benefits recognized in December 2017 related to a particular significant exercise of stock options; applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income tax benefit (expense)."

Impact of U.S. tax reform enacted in December 2017 - Consists of a net benefit recorded to income tax expense (benefit) in connection with certain U.S. income tax reform enacted in December 2017, and certain contemporaneous U.S. tax accounting method changes. We have excluded such amount as it is a non-recurring net income tax benefit, and we believe the amount of such benefit does not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income tax benefit (expense)."

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 30, 2017 and December 31, 2016
(unaudited)

(In thousands)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$370,923	$170,861
Short-term investments	434,844	185,588
Receivables, net	1,042,781	944,943
Inventory	15,749	14,740
Prepaid expenses and other	515,930	303,229
Total current assets	2,380,227	1,619,361

Property and equipment, net	1,603,319	1,552,524
Software development costs, net	822,159	719,209
Goodwill	853,005	844,200
Intangible assets, net	479,753	566,047
Long-term investments	196,837	109,374
Other assets	134,011	219,248
Total assets	$6,469,311	$5,629,963

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$218,996	$238,134
Current installments of long-term debt and capital lease obligations	11,585	26,197
Deferred revenue	311,337	311,839
Accrued payroll and tax withholdings	183,770	211,554
Other accrued expenses	63,907	57,677
Total current liabilities	789,595	845,401

Long-term debt and capital lease obligations	515,130	537,552
Deferred income taxes and other liabilities	365,674	306,263
Deferred revenue	13,564	12,800
Total liabilities	1,683,963	1,702,016

Shareholders' Equity:
Common stock	3,592	3,537
Additional paid-in capital	1,380,371	1,230,913
Retained earnings	4,938,866	4,094,327
Treasury stock	(1,464,099)	(1,290,665)
Accumulated other comprehensive loss, net	(73,382)	(110,165)
Total shareholders' equity	4,785,348	3,927,947
Total liabilities and shareholders' equity	$6,469,311	$5,629,963

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and twelve months ended December 30, 2017 and December 31, 2016
(unaudited)

	Three Months Ended		Years Ended
(In thousands)	2017	2016	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$336,658	$149,691	$866,978	$636,484
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	155,482	132,851	580,723	504,236
Share-based compensation expense	23,802	17,640	83,019	74,536
Provision for deferred income taxes	10,742	14,405	47,409	(11,517)
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(13,756)	34,559	(32,836)	78,258
Inventory	(63)	4,924	(972)	(666)
Prepaid expenses and other	(179,461)	(32,857)	(191,369)	(66,658)
Accounts payable	19,611	6,369	6,960	(13,197)
Accrued income taxes	16,374	10,680	18,358	64,073
Deferred revenue	(15,863)	3,335	(3,114)	1,555
Other accrued liabilities	(4,616)	(3,658)	(67,481)	(21,467)

Net cash provided by operating activities	348,910	337,939	1,307,675	1,245,637

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(99,711)	(131,566)	(362,083)	(459,427)
Capitalized software development costs	(64,115)	(64,893)	(274,148)	(293,696)
Purchases of investments	(295,038)	(94,269)	(632,048)	(482,078)
Sales and maturities of investments	54,162	201,799	292,074	463,899
Purchase of other intangibles	(7,460)	(5,250)	(29,646)	(18,472)

Net cash used in investing activities	(412,162)	(94,179)	(1,005,851)	(789,774)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	15,017	3,308	76,705	63,794
Payments to taxing authorities in connection with shares directly withheld from associates	(3,595)	—	(11,584)	(38,122)
Treasury stock purchases	(150,045)	(500,200)	(173,434)	(700,275)
Contingent consideration payments for acquisition of businesses	—	—	(2,671)	(2,074)

Net cash used in financing activities	(138,623)	(496,892)	(110,984)	(676,677)

Effect of exchange rate changes on cash and cash equivalents	(256)	(7,504)	9,222	(10,447)

Net increase (decrease) in cash and cash equivalents	(202,131)	(260,636)	200,062	(231,261)
Cash and cash equivalents at beginning of period	573,054	431,497	170,861	402,122

Cash and cash equivalents at end of period	$370,923	$170,861	$370,923	$170,861